Exhibit 10.13

Execution Version

THIRD AMENDMENT

TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of February 13, 2015 (this “Amendment”), among JDA Holding LLC, a Delaware limited liability company (as successor by merger to CD&R Landscapes Merger Sub, Inc., the “Parent Borrower”), John Deere Landscapes LLC, a Delaware limited liability company (as successor by merger to CD&R Landscapes Merger Sub 2, Inc., the “OpCo Borrower”), and the other Subsidiary Borrowers from time to time party to the Credit Agreement (together with the Parent Borrower, the OpCo Borrower and their respective successors and assigns, collectively, the “Borrowers” and each individually, a “Borrower”), the Lenders party hereto and UBS AG, STAMFORD BRANCH, as administrative agent for the several banks and other financial institutions from time to time party to the Credit Agreement defined below (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of December 23, 2013 (as amended, supplemented, waived or otherwise modified from time to time, including by the First Amendment to Credit Agreement, dated as of June 13, 2014 and the Second Amendment to Credit Agreement, dated as of January 26, 2015, the “Credit Agreement”) pursuant to which the Lenders have agreed to make certain loans and extend certain other financial accommodations to the Borrowers as provided therein. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent desire to modify the Credit Agreement in certain respects, in accordance with the terms and conditions contained herein; and

WHEREAS, the Lenders party hereto constitute Supermajority Lenders under the Credit Agreement,

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or financial accommodations heretofore, now, or hereafter made to or for the benefit of the Borrowers by the Lenders, it hereby is agreed as follows:

ARTICLE I

AMENDMENTS

The Credit Agreement is hereby amended as follows:

(a) Subsection 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Ozarks Acquisition”: the acquisition by John Deere Landscapes LLC of CLP SN Holdings, Inc., a Delaware corporation, pursuant to a Stock Purchase Agreement, dated on or about the Third Amendment Effective Date, by and among CLP SN Holdings, Inc., Centre Lane Partners III, L.P., as the Equity Holders Representative, the other stockholders of CLP SN Holdings, Inc. party thereto, and John Deere Landscapes LLC, as the buyer.

“Third Amendment Effective Date”: February [    ], 2015.

(b) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Compliance Period” contained therein in its entirety and replacing it with the following:

“Compliance Period”: any period commencing upon any determination by the Administrative Agent that Specified Availability on any day is less than 10.0% (or, from and after the Third Amendment Effective Date to the date that is three months after the Third Amendment Effective Date, 7.5%) of Availability at such time; provided that the Administrative Agent has notified the Borrower Representative thereof. The Compliance Period shall be deemed continuing notwithstanding that Specified Availability may thereafter exceed the amount set forth in the preceding sentence unless and until for 30 consecutive days Specified Availability exceeds 10.0% (or, from and after the Third Amendment Effective Date to the date that is three months after the Third Amendment Effective Date, 7.5%) of Availability at such time, in which event a Compliance Period shall no longer be deemed to be continuing.

(c) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Dominion Event” contained therein in its entirety and replacing it with the following:

“Dominion Event”: a period (a) commencing on the date on which either (x) a Specified Default has occurred and has been continuing or (y) the Specified Availability has been less than 10.0% (or, from and after the Third Amendment Effective Date to the date that is three months after the Third Amendment Effective Date, 7.5%) of Availability at such time, in the case of each of (x) and (y) above for a period of five consecutive Business Days; provided that the Administrative Agent has notified the Borrower Representative thereof and (b) ending on the first date thereafter on which both (x) no Specified Default has existed or been continuing at any time and (y) the Specified Availability shall have been not less than 10.0% (or, from and after the Third Amendment Effective Date to the date that is three months after the Third Amendment Effective Date, 7.5%) of Availability at any time, in each case for a period of 21 consecutive calendar days.

(d) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Payment Condition” contained therein in its entirety and replacing it with the following:

“Payment Condition”: at any time of determination with respect to any Specified Transaction, that the following conditions are all satisfied: (x) (1) 30-Day Specified Excess Availability (divided by Availability as of such time of determination and expressed as a percentage) and (2) the Specified Availability on the date of such Specified Transaction (divided by Availability as of such time of determination and expressed as a percentage), in each case exceed the applicable Availability Percentage (as defined below) and (y) unless the Fixed Charge Condition (as defined below) is satisfied (to the extent applicable), the OpCo Borrower shall be in Pro Forma Compliance with a minimum Consolidated Fixed Charge Coverage Ratio of at least 1.00:1.00 and (z) if reasonably requested by the Administrative Agent, the Borrower Representative shall have delivered to the Administrative Agent a copy of calculations required by preceding clause (y) in reasonable detail. “Availability Percentage”: (a) in respect of any Restricted Payment pursuant to Subsection 8.3(i), 15.0%; (b) in respect of (A) any investment or acquisition permitted pursuant to clause (u) of the definition of “Permitted Investments” or (B) clause (c)(i) of the definition of “Permitted Acquisitions,” 12.5% (or, in respect of any such “Permitted Acquisition” consummated within the period from and after the Third Amendment Effective Date to the date that is three months after the Third Amendment Effective Date, 10.0%); (c) in respect of any payment, repurchase or redemption pursuant to Subsection 8.6(a), 12.5%; (d) in respect of any merger, consolidation, amalgamation or asset sale pursuant to Subsection 8.2(a) or 8.2(b), 12.5%; and (e) in respect of any Asset Sale that would otherwise have to comply with Subsection 8.5, 10.0%. “Fixed Charge Condition” shall mean 30-Day Specified Excess Availability (divided by Availability as of such time of determination and expressed as a percentage) exceeds: (a) in respect of any Restricted Payment pursuant to Subsection 8.3(i), 25.0%; (b) in respect of any acquisition permitted pursuant to clause (c)(i) of the definition of “Permitted Acquisitions”, 15.0% (or, in respect of any such “Permitted Acquisition” consummated within the period from and after the Third Amendment Effective Date to the date that is three months after the Third Amendment Effective Date, 12.5%); (c) in respect of any investment permitted pursuant to clause (u) of the definition of “Permitted Investments”, 17.5%; (d) in respect of any payment, repurchase or redemption pursuant to Subsection 8.6(a), 17.5%; and (e) in respect of (A) any merger, consolidation, amalgamation or asset sale pursuant to Subsection 8.2(a) or 8.2(b) or (B) any Asset Sale that would otherwise have to comply with Subsection 8.5, 17.5%; provided that, the Payment Condition in respect of the Ozarks Acquisition shall be deemed waived for purposes of determining compliance with the requirements set forth in clause (c)(i) of the definition of “Permitted Acquisitions.”

(e) Subsection 1.1 of the Credit Agreement is hereby amended by deleting clause (b) of the definition of “Permitted Acquisition” contained therein in its entirety and replacing it with the following:

(b) the assets acquired will be owned or otherwise held by a Qualified Loan Party or the acquired company and its Subsidiaries will become Qualified Loan Parties and pledge their Collateral to the Administrative Agent, in each case, to the extent required by Subsection 7.9(b) and Subsection 7.9(c); and

(f) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Tranche A Borrowing Base” contained therein in its entirety and replacing it with the following:

“Tranche A Borrowing Base”: as of any date of determination, shall equal the sum of:

(a) 85.0% of Eligible Credit Card Receivables, plus

(b) 85.0% of Eligible Deere Revolving Plan Receivables, plus

(c) 85.0% of Eligible Accounts, plus

(d) 85.0% of the Net Orderly Liquidation Value of Eligible Inventory, plus

(e) from the date of the closing of the Ozarks Acquisition (and so long as the Accounts, Credit Card Receivables, Deere Revolving Plan Receivables and Inventory acquired pursuant to the Ozarks Acquisition and intended by the Parent Borrower to be included in the Borrowing Base are (A) owned or otherwise held by a Qualified Loan Party and (B) subject to a valid and perfected first priority Lien in favor of the Collateral Agent pursuant to the applicable Security Document (as and to the extent provided therein) to the extent such Lien can be perfected and such priority can be achieved by filing of a UCC financing statement) to the earlier of (i) the date on which the Accounts, Credit Card Receivables, Deere Revolving Plan Receivables and Inventory acquired pursuant to the Ozarks Acquisition are included in a Borrowing Base Certificate delivered by the Parent Borrower pursuant to Subsection 7.2(f) as Eligible Accounts, Eligible Credit Card Receivables, Eligible Deere Revolving Plan Receivables or Eligible Inventory, as applicable, and (ii) the date that is three months after the Third Amendment Effective Date, $9,000,000, plus

(f) from the date of consummation of any Permitted Acquisition (other than the Ozarks Acquisition) consummated after the Third Amendment Effective Date (and so long as the Accounts, Credit Card Receivables, Deere Revolving Plan Receivables and Inventory acquired pursuant to such Permitted Acquisition and intended by the Parent Borrower to be included in the Borrowing Base are (A) owned or otherwise held by a Qualified Loan Party and (B) subject to a valid and perfected first priority Lien in favor of the Collateral Agent pursuant to the applicable Security Document (as and to the extent provided therein) to the extent such Lien can be perfected and such priority can be achieved by filing of a UCC financing statement) to the earlier of (i) the date on which the Accounts, Credit Card Receivables, Deere Revolving Plan Receivables and Inventory acquired pursuant to such Permitted Acquisition are included in the Borrowing Base Certificate delivered by the Parent Borrower pursuant to Subsection 7.2(f) as Eligible Accounts, Eligible Credit Card Receivables, Eligible Deere Revolving Plan Receivables or Eligible Inventory, as applicable, and (ii) the date that is three months after Third

Amendment Effective Date, an amount certified by the Parent Borrower to the Administrative Agent (and accepted by the Administrative Agent in its commercially reasonable judgment exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions and in a manner consistent with the methodology used in calculating the amount included in the Borrowing Base for the Ozarks Acquisition under clause (e) directly above) as representing the reasonable good faith estimate of the amount of Accounts, Credit Card Receivables, Deere Revolving Plan Receivables and Inventory acquired pursuant to such Permitted Acquisition that are eligible, and intended by the Parent Borrower, to be included in the Borrowing Base, minus

(g) the amount of all Availability Reserves, minus

(h) the outstanding principal amount of any ABL Term Loans.

(g) Subsection 7.2 of the Credit Agreement is hereby amended by deleting clause (f) contained therein in its entirety and replacing it with the following:

(f) not later than 5:00 P.M., New York City time, on or before the 15th Business Day of each Fiscal Period of the Parent Borrower (or (i) more frequently as the Borrower Representative may elect, so long as the same frequency of delivery is maintained by the Borrower Representative for the immediately following 90 day period or (ii) not later than the third Business Day of each week during any period (a) commencing on the date on which either (x) a Specified Default has occurred and has been continuing or (y) the Specified Availability has been less than 10.0% (or, from and after the Third Amendment Effective Date to the date that is three months after the Third Amendment Effective Date, 7.5%) of Availability at such time, in the case of each of (x) and (y) above for a period of five consecutive Business Days; provided that the Administrative Agent has notified the Borrower Representative thereof and (b) ending on the first date thereafter on which both (x) no Specified Default has existed or been continuing at any time and (y) the Specified Availability shall have been not less than 10.0% (or, from and after the Third Amendment Effective Date to the date that is three months after the Third Amendment Effective Date, 7.5%) of Availability at any time, in each case for 21 consecutive calendar days), a borrowing base certificate setting forth the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base (with supporting calculations) substantially in the form of Exhibit K hereto (each, a “Borrowing Base Certificate”), which shall be prepared as of the last Business Day of the preceding Fiscal Period of the Parent Borrower (or (x) such other applicable date to be agreed by the Borrower Representative and the Administrative Agent in the case of clause (i) above or (y) the previous Friday in the case of clause (ii) above); provided that a revised Borrowing Base Certificate based on the Borrowing Base Certificate last delivered shall be delivered within five Business Days after (1) the consummation of a sale of ABL Priority Collateral not in the ordinary course of business with an aggregate value in excess of $5,000,000 or (2) any merger, consolidation, amalgamation or disposition pursuant to clause (3) or (4) of the last proviso of each of Subsection 8.2(a)(y) or

8.2(b), as applicable, giving pro forma effect to such sale or such merger, consolidation, amalgamation or disposition, unless, in the case of clauses (1) and (2) the pro forma effect of such event was already reflected on such Borrowing Base Certificate last delivered. Each such Borrowing Base Certificate shall include such supporting information as may be reasonably requested from time to time by the Administrative Agent;

(h) Subsection 7.6(b) of the Credit Agreement is hereby amended by deleting the third sentence therein in its entirety and replacing it with the following:

The Administrative Agent may conduct one field examination and one Inventory appraisal in each calendar year in each case for all of the Loan Parties each at the Loan Parties’ expense; provided that, the Administrative Agent may conduct at the Loan Parties’ expense, (x) up to two field examinations and one Inventory appraisal during calendar year 2014, (y) up to one field examination and one Inventory appraisal during each calendar year thereafter, and (z) up to one additional field examination and one additional Inventory appraisal in a calendar year if Excess Availability falls below 15.0% (or, from and after the Third Amendment Effective Date to the date that is three months after the Third Amendment Effective Date, 12.5%) of Availability for 10 consecutive Business Days at any time in such calendar year; provided further, that the Administrative Agent may conduct at the Loan Parties’ expense (I) up to one additional field examination and one Inventory appraisal with respect to the assets acquired pursuant to the Ozarks Acquisition and (II) up to one additional field examination and one Inventory appraisal as may be reasonably required by the Administrative Agent in its Permitted Discretion with respect to the assets acquired pursuant to Permitted Acquisitions described under clause (f) of the definition of “Tranche A Borrowing Base”.

(i) Exhibit K of the Credit Agreement is hereby amended by deleting the second paragraph therein in its entirety and replacing it with the following:

As of the last Business Day of the Fiscal Period ended [●], 20[●] (the “Determination Date”), I, [●], the [●] of the Borrower Representative, hereby certify to the Administrative Agent in my representative capacity on behalf of the Parent Borrower and the other Qualified Loan Parties and not in my individual capacity that to the best of my knowledge and belief (i) the statements and calculations of the Borrowing Base set forth on Annex A hereto (and the schedules attached thereto) are true and correct (or, with respect to clause (f) of the Tranche A Borrowing Base, represent the reasonable good faith estimate of the Parent Borrower) as of the Determination Date and (ii) such calculations have been made in accordance with the requirements of the Credit Agreement.

ARTICLE II

CONDITIONS PRECEDENT TO EFFECTIVENESS

This Amendment shall become effective on the Third Amendment Effective Date when each of the following conditions have been satisfied (or waived) in accordance with the terms therein:

(a) the Parent Borrower, the OpCo Borrower, the Administrative Agent and the Supermajority Lenders have each delivered a duly executed counterpart of this Amendment to the Administrative Agent;

(b) the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, of the Parent Borrower dated as of the Third Amendment Effective Date signed by a Responsible Officer of the Parent Borrower certifying as to the matters set forth in clauses (c), (d) and (e) below;

(c) each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement and any other Loan Document to which it is a party shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of the Third Amendment Effective Date as if made on and as of such date;

(d) the representations and warranties in Article 3 of this Agreement shall be true and correct in all material respects on and as of the Third Amendment Effective Date; and

(e) no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or after giving effect to the effectiveness hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

As of the date hereof, each of the Loan Parties, represents and warrants as to itself as follows:

Section 3.1 Corporate Existence; Compliance with Law. Such Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, except (other than with respect to the Borrowers), to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 3.2 Corporate Power; Authorization; Enforceable Obligations. Such Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Amendment and such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of such Loan Party in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except for consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Amendment has been duly executed and delivered by such Loan Party hereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party hereto, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.3 No Legal Bar. The execution, delivery and performance of this Amendment by such Loan Party (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require the creation or imposition of any Lien (other than Liens permitted under the Credit Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation and (c) will not violate any provision of the Organizational Documents of such Loan Party, except (other than with respect to the Borrowers) as would not reasonably be expected to have a Material Adverse Effect.

Section 3.4 No Default. On the date hereof after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3.5 Significant Modification. For purposes of determining withholding Taxes imposed under FATCA, from and after the Third Amendment Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement and the loans and other credit extensions thereunder for purposes of FATCA as not qualifying as “grandfathered obligations” within the meaning of section 1.1471-2(b)(2)(i) of the U.S. Treasury regulations.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which (including with respect to the security interests and liens granted to the Agents and the other Secured Parties under the Loan Documents) are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the effectiveness of this Amendment, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Credit Agreement as amended by this Amendment. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

Section 4.2 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under Subsection 11.6 of the Credit Agreement.

Section 4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.4 Counterparts. This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy and other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be delivered to the Borrower Representative and the Administrative Agent.

Section 4.5 Governing Law, etc. The provisions of the Credit Agreement under the headings “Governing Law”, “Submission to Jurisdiction; Waivers” and “Waiver of Jury Trial” are incorporated by reference herein, mutatis mutandis.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

JDA HOLDING LLC
as Parent Borrower

By:	/s/ John T. Guthrie

	Name:	John T. Guthrie
	Title:	Vice President and Secretary

JOHN DEERE LANDSCAPES LLC as OpCo Borrower

By:	/s/ John T. Guthrie

	Name:	John T. Guthrie
	Title:	Vice President and Secretary

[Signature Page to Third Amendment to Credit Agreement (ABL)]

UBS AG, STAMFORD BRANCH,
as the Administrative Agent, Collateral Agent, and Issuing Lender

By:	/s/ Darlene Arias

	Name:	Darlene Arias
	Title:	Director
Banking Products Services, US

By:	/s/ Houssem Daly

	Name:	Houssem Daly
	Title:	Associate Director Banking Products Services, US

[Signature Page to Third Amendment to Credit Agreement (ABL)]

UBS AG, STAMFORD BRANCH,
as Lender

By:	/s/ Darlene Arias

	Name:	Darlene Arias
	Title:	Director Banking Products Services, US

By:	/s/ Houssem Daly

	Name:	Houssem Daly
	Title:	Associate Director Banking Products Services, US

[Signature Page to Third Amendment to Credit Agreement (ABL)]

ING CAPITAL LLC,
as Lender

By:	/s/ Thomas McCaughey

	Name:	Thomas McCaughey
	Title:	Managing Director

By:	/s/ Edward Bailey

	Name:	Edward Bailey
	Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement (ABL)]

HSBC BANK USA, NATIONAL ASSOCIATION
as Lender

By:	/s/ Fik Durmus

	Name:	Fik Durmus
	Title:	Senior Vice President

[Signature Page to Third Amendment to Credit Agreement (ABL)]

NATIXIS	,
as Lender

By:	/s/ Kelvin Cheng

	Name:	Kelvin Cheng
	Title:	Executive Director

By:	/s/ Steven A. Eberhardt

	Name:	Steven A. Eberhardt
	Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement (ABL)]

Sumitomo Mitsui Banking Corporation, as Lender

By:	/s/ Masaki Sone

	Name:	Masaki Sone
	Title:	Managing Director

[Signature Page to Third Amendment to Credit Agreement (ABL)]

JPMorgan Chase Bank, N.A, as Lender

By:	/s/ Christopher C. Tran

	Name:	Christopher C. Tran
	Title:	Authorized Officer

[Signature Page to Third Amendment to Credit Agreement (ABL)]

Capital One Business Credit Corp., as Lender

By:	/s/ Ron Walker

	Name:	Ron Walker
	Title:	Senior Vice President

[Signature Page to Third Amendment to Credit Agreement (ABL)]